Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Second Quarter 2022

–Revenue Grew 23% Year-Over-Year to Record $73.5 million in the Second Quarter –
–Record Gross Profit of $28.6 million –
–Backlog and Awarded Orders Up 63% Year-Over-Year to a Record $327.2 million –
–System Solutions Represented 77% of Revenue in the Second Quarter –
–Reaffirms 2022 Outlook –

PORTLAND, TN. – August 15, 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced results for its second quarter ended June 30, 2022.

“Shoals navigated the significant challenges and uncertainty the industry faced during the second quarter to deliver record revenue and gross profit, while maintaining gross margin within our targeted range,” said Jason Whitaker, Chief Executive Officer of Shoals.

“We continue to see robust growth across our business, with backlog and awarded orders up 63% year-over-year and 8% sequentially. Demand for our combine-as-you-go solution continues to grow. During the quarter we converted four additional customers, bringing the total BLA customers to 29. Customer interest in our recently introduced products is strong, particularly within battery storage, wire management, and EV charging. Further, we remain on track to have our BLA 2.0 and high-capacity plug-and-play wire harnesses certified later this year. Finally, the two-year tariff exemption for solar panels announced by the White House was a turning point in customer sentiment, and we have seen order patterns normalize as a result,” concluded Mr. Whitaker.

Second Quarter 2022 Financial Results
Revenue grew 23%, to $73.5 million, compared to $59.7 million for the prior-year period, driven by increases of 97% in Components and 11% in System Solutions. The growth in Components revenue was driven by increases in shipments of battery storage products as well as shipments of solar products to a significant number of new customers. New customers typically purchase Components first, before transitioning to System Solutions. The growth in System Solutions revenue reflected strong demand for the Company’s combine-as-you-go system. System

Solutions represented 77% of revenue in the quarter versus 86% in the prior-year period and 69% in the prior quarter.

Gross profit increased 9% to $28.6 million, compared to $26.2 million in the prior-year period. Gross profit as a percentage of revenue was 38.9% compared to 43.8% in the prior-year period, due to a higher mix of Components sales in the quarter which carry lower margins than System Solutions as well as higher raw material and logistics costs.

General and administrative expenses were $13.3 million, compared to $10.0 million during the same period in the prior year. This change was primarily a result of higher non-cash stock-based compensation, planned increases in payroll expense due to higher headcount to support growth and new product initiatives, and public company costs.

Income from operations was $13.0 million, compared to $14.1 million during the same period in the prior year.

Net income was $7.3 million compared to $9.2 million during the same period in the prior year. The change was primarily due to higher general and administrative expenses, interest expense and taxes in the current period. Basic and diluted net income per share was $0.04 compared to basic and diluted net income per share of $0.05 in the prior-year period.

Adjusted EBITDA was $19.8 million compared to $20.6 million for the prior-year period.

Adjusted net income was $11.8 million compared to $14.7 million during the same period in the prior year. Adjusted diluted earnings per share was $0.07 compared to $0.09 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders on June 30, 2022 were $327.2 million, representing a 63% increase versus the same time last year and an 8% sequential increase from March 31, 2022. The increase in backlog and awarded orders reflects continued robust demand for the Company’s products.

Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, for the year ending December 31, 2022, the Company continues to expect:
•Revenues to be in the range of $300 million to $325 million
•Adjusted EBITDA to be in the range of $77 million to $86 million
•Adjusted net income to be in the range of $45 million to $53 million

A reconciliation of the Company’s non-GAAP measures to the applicable GAAP measures are found within this release.

Webcast and Conference Call Information
Company management will host a webcast and conference call on August 15, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.shoals.com.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10019579. The replay will be available until 11:59 p.m. Eastern Time on August 29, 2022.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com
Phone: 615-323-9836

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures
(1) A reconciliation of projected adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments").

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the tax receivable agreement adjustment, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) COVID-19 expenses and (x) non-recurring and other expenses. We define Adjusted Net Income as net income (loss) attributable to Shoals Technologies Group, Inc. plus (i) net income impact from pro forma conversion of Class B common stock to Class A common stock, (ii) amortization of intangibles, (iii) payable pursuant to the tax receivable agreement adjustment, (iv) loss on debt repayment, (v) amortization of deferred financing costs, (vi) equity-based compensation, (vii) acquisition-related expenses, (viii) COVID-19 expenses and (ix) non-recurring and other expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common shares outstanding for the applicable period, which assumes the pro forma exchange of all outstanding Class B common shares for Class A common shares.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; in the case of Adjusted EBITDA, does not reflect income tax expense or benefit for periods prior to the reorganization; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$10,094	$5,006
Accounts receivable, net	57,827	31,499
Unbilled receivables	14,580	13,533
Inventory, net	64,961	38,368
Other current assets	8,827	5,042
Total Current Assets	156,289	93,448
Property, plant and equipment, net	16,830	15,574
Goodwill	69,941	69,436
Other intangible assets, net	60,727	65,236
Deferred tax assets	175,059	176,958
Other assets	17,771	5,762
Total Assets	$496,617	$426,414

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$24,258	$19,985
Accrued expenses and other	25,297	9,569
Current portion of payable pursuant to the tax receivable agreement	3,583	—
Long-term debt—current portion	2,000	2,000
Total Current Liabilities	55,138	31,554
Revolving line of credit	85,140	55,140
Long-term debt, less current portion	189,515	189,913
Payable pursuant to the tax receivable agreement, less current portion	153,591	156,374
Other long-term liabilities	4,793	931
Total Liabilities	488,177	433,912
Stockholders’ Equity (Deficit)
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 112,667,006 and 112,049,981 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; 54,534,591 and 54,794,479 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	101,243	95,684
Accumulated deficit	(86,091)	(93,133)
Total stockholders’ equity attributable to Shoals Technologies Group, Inc.	15,154	2,553
Non-controlling interests	(6,714)	(10,051)
Total stockholders' equity (deficit)	8,440	(7,498)
Total Liabilities and Stockholders’ Equity (Deficit)	$496,617	$426,414

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$73,490	$59,722	$141,466	$105,326
Cost of revenue	44,897	33,543	86,581	60,373
Gross profit	28,593	26,179	54,885	44,953
Operating Expenses
General and administrative expenses	13,265	10,018	27,184	16,834
Depreciation and amortization	2,344	2,062	4,710	4,130
Total Operating Expenses	15,609	12,080	31,894	20,964
Income from Operations	12,984	14,099	22,991	23,989
Interest expense, net	(4,170)	(3,620)	(8,006)	(7,329)
Payable pursuant to the tax receivable agreement adjustment	—	(1,664)	—	(1,664)
Loss on debt repayment	—	—	—	(15,990)
Income (loss) before income taxes	8,814	8,815	14,985	(994)
Income tax benefit (expense)	(1,511)	339	(3,033)	1,814
Net income	7,303	9,154	11,952	820
Less: net income (loss) attributable to non-controlling interests	2,901	4,596	4,910	(879)
Net income attributable to Shoals Technologies Group, Inc.	$4,402	$4,558	$7,042	$1,699

	Three Months Ended June 30,		Six Months Ended June 30, 2022	Period from January 27, 2021 to June 30, 2021
	2022	2021
Earnings (loss) per share of Class A common stock:
Basic	$0.04	$0.05	$0.06	$(0.01)
Diluted	$0.04	$0.05	$0.06	$(0.01)
Weighted average shares of Class A common stock outstanding:
Basic	112,489	93,544	112,350	93,542
Diluted	112,616	166,827	112,428	93,542

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$11,952	$820
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,402	4,808
Amortization/write off of deferred financing costs	684	5,415
Equity-based compensation	7,896	4,172
Provision for obsolete or slow-moving inventory	443	—
Deferred taxes	2,847	(524)
Gain on sale of assets	—	61
Changes in assets and liabilities:
Accounts receivable	(26,259)	(15,973)
Unbilled receivables	(1,047)	(3,003)
Inventory	(27,404)	(6,151)
Other assets	(2,059)	(4,631)
Accounts payable	4,060	(410)
Accrued expenses and other	16,742	(362)
Net Cash Used in Operating Activities	(6,743)	(14,114)
Cash Flows Used In Investing Activities
Purchases of property, plant and equipment	(2,149)	(1,736)
Net Cash Used in Investing Activities	(2,149)	(1,736)
Cash Flows from Financing Activities
Distributions to non-controlling interest	(4,566)	(2,973)
Employee withholding taxes related to net settled equity awards	(1,297)	(137)
Deferred financing costs	—	(94)
Payments on term loan facility	(1,000)	(151,750)
Proceeds from revolving credit facility	38,000	34,000
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	278,833
Purchase of LLC Interests with proceeds from IPO	—	(124,312)
Deferred offering costs	—	(9,619)
Net Cash Provided By Financing Activities	23,137	18,948
Net Increase in Cash, Cash Equivalents and Restricted Cash	14,245	3,098
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	9,557	10,073
Cash, Cash Equivalents and Restricted Cash—End of Period	$23,802	$13,171

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$7,303	$9,154	$11,952	$820
Interest expense, net	4,170	3,620	8,006	7,329
Income tax benefit (expense)	1,511	(339)	3,033	(1,814)
Depreciation expense	470	411	893	816
Amortization of intangibles	2,238	1,996	4,509	3,992
Payable pursuant to the TRA adjustment (a)	—	1,664	—	1,664
Loss on debt repayment	—	—	—	15,990
Equity-based compensation	4,063	2,780	7,896	4,172
Acquisition-related expenses	12	—	12	—
COVID-19 expenses (b)	—	106	—	161
Non-recurring and other expenses (c)	—	1,239	—	1,578
Adjusted EBITDA	$19,767	$20,631	$36,301	$34,708

(a)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(b)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay during the pandemic to hourly workers in 2020 and direct legal costs associated with the pandemic.
(c)    Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.

Reconciliation of Net Income (Loss) Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to Shoals Technologies Group, Inc.	$4,402	$4,558	$7,042	$1,699
Net income impact from pro forma conversion of Class B common stock to Class A common stock (a)	2,901	4,596	4,910	(879)
Adjustment to the provision for income tax (b)	(686)	(942)	(1,159)	192
Tax effected net income	6,617	8,212	10,793	1,012
Amortization of intangibles	2,238	1,996	4,509	3,992
Amortization of deferred financing costs	408	305	684	675
Payable pursuant to the TRA adjustment (c)	—	1,664	—	1,664
Loss on debt repayment	—	—	—	15,990
Equity-based compensation	4,063	2,780	7,896	4,172

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Acquisition-related expenses	12	—	12	—
COVID-19 expenses (d)	—	106	—	161
Non-recurring and other expenses (e)	—	1,239	—	1,578
Tax impact of adjustments (f)	(1,588)	(1,635)	(3,093)	(5,806)
Adjusted Net Income	$11,750	$14,667	$20,801	$23,438
(a)    Reflects net income (loss) to Class A common shares from pro forma exchange of corresponding shares of our Class B common shares held by our Founder and management.
(b)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	0.1%	2.0%	0.1%	2.0%
State and local taxes (net of federal benefit)	2.5%	(2.5)%	2.5%	(1.1)%
Effective income tax rate for Adjusted Net Income	23.6%	20.5%	23.6%	21.9%

(c)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(d)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay during the pandemic to hourly workers in 2020 and direct legal costs associated with the pandemic.
(e)    Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.
(f)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Diluted weighted average shares of Class A common shares outstanding, excluding Class B common shares	112,616	93,760	112,428	93,650
Assumed pro forma conversion of Class B common shares to Class A common shares	54,635	73,067	54,585	73,067
Adjusted diluted weighted average shares outstanding	167,251	166,827	167,013	166,717

Adjusted Net Income (a)	$11,750	$14,667	$20,801	$23,438
Adjusted Diluted EPS	$0.07	$0.09	$0.12	$0.14

(a)    Represents Adjusted Net Income for the full period presented.